Exhibit 99.1
OFS CAPITAL CORPORATION ANNOUNCES FOURTH QUARTER 2025 FINANCIAL RESULTS
DECLARES FIRST QUARTER 2026 DISTRIBUTION OF $0.17 PER SHARE
Chicago, IL - March 2, 2026 - OFS Capital Corporation (Nasdaq: OFS) (“OFS Capital,” “we,” “us,” or “our”) today announced its financial results for the fiscal quarter ended December 31, 2025.
FOURTH QUARTER FINANCIAL HIGHLIGHTS
•Net investment income decreased to $0.20 per common share for the quarter ended December 31, 2025 from $0.22 per common share for the quarter ended September 30, 2025.
•Net loss on investments of $1.01 per common share for the quarter ended December 31, 2025, primarily comprised of net unrealized depreciation of $0.96 per common share. See additional information under “Results of Operations” below.
•Net asset value per common share decreased to $9.19 at December 31, 2025 from $10.17 at September 30, 2025.
•As of December 31, 2025, based on fair value, 89% of our loan portfolio consisted of floating rate loans and 100% of our loan portfolio consisted of first and second lien loans.
•For the quarter ended December 31, 2025, our investment portfolio’s weighted-average performing income yield increased to 13.5% from 13.3% during the quarter ended September 30, 2025, primarily due to an increase in earned yields on our structured finance securities.
•During the quarter ended December 31, 2025, we placed one loan on non-accrual status, while we removed loans to a portfolio company previously on non-accrual status following a restructuring. See additional information under “Portfolio and Investment Activities” below.
OTHER RECENT EVENTS
•On January 9, 2026, we amended the Banc of California Credit Facility to extend the maturity date from February 28, 2026 to February 28, 2028.
•On February 9, 2026, we redeemed the remaining $16.0 million in aggregate principal amount of our 4.75% notes due February 10, 2026.
•On February 18, 2026, our indirect, wholly owned subsidiary, OFSCC-FS, LLC, entered into a revolving credit and security agreement with Natixis, New York Branch, which provides for borrowings in an aggregate principal amount up to $80,000,000. See additional information under “Liquidity and Capital Resources” below.
•On February 18, 2026, in connection with the closing of the Natixis credit facility, OFSCC-FS repaid in full all outstanding obligations due, and terminated all commitments, under its credit facility with BNP Paribas. All liens securing the BNP credit facility were released upon such repayment.
•On February 26, 2026, our Board of Directors declared a distribution of $0.17 per common share for the first quarter of 2026, payable on March 31, 2026 to stockholders of record as of March 20, 2026.

SELECTED FINANCIAL HIGHLIGHTS	Quarter Ended
(Per common share)	December 31, 2025	September 30, 2025
Net Investment Income
Net investment income	$0.20	$0.22

Net Realized/Unrealized Gain (Loss)
Net realized loss on investments, net of taxes	$(0.05)	$(0.35)
Net unrealized depreciation on investments, net of taxes	(0.96)	(0.23)
Loss on extinguishment of debt(1)	—	(0.04)
Net loss	$(1.01)	$(0.62)

Net Earnings (Loss)
Net Earnings (loss)	$(0.81)	$(0.40)

Net Asset Value
Net asset value	$9.19	$10.17
Distributions paid	0.17	0.34
(1) For the quarter ended December 31, 2025, loss on extinguishment of debt rounds to less than $(0.01) per common share.

	As of
(in millions)	December 31, 2025	September 30, 2025
Balance Sheet Highlights
Total investments, at fair value	$342.0	$370.2
Total outstanding debt - principal	220.5	239.2
Total net assets	123.2	136.3
PORTFOLIO AND INVESTMENT ACTIVITIES
($ in millions)

	Quarter Ended
Portfolio Yields(2)	December 31, 2025	September 30, 2025
Average performing interest-bearing investments, at cost	$260.4	$279.0
Weighted-average performing income yield - interest-bearing investments(3)	13.5%	13.3%
Weighted-average realized yield - interest-bearing investments(4)	11.6%	11.5%
(2)The weighted-average yield of our investments is not the same as a return on investment for our stockholders, but rather relates to our investment portfolio and is calculated before the payment of all of our fees and expenses.
(3)Performing income yield is calculated as (a) the actual amount earned on performing interest-bearing investments, including interest, prepayment fees and amortization of net loan fees, divided by (b) the weighted-average of total performing interest-bearing investments at amortized cost.
(4)    Realized yield is calculated as (a) the actual amount earned on interest-bearing investments, including interest, prepayment fees and amortization of net loan fees, divided by (b) the weighted-average of total interest-bearing investments at amortized cost, in each case, including debt investments on non-accrual status and non-performing structured finance securities.

	Quarter Ended
Portfolio Purchase Activity	December 31, 2025	September 30, 2025
Debt and equity investments	$8.0	$9.6
Structured finance securities	1.5	8.5
Total investment purchases and originations	$9.5	$18.1
As of December 31, 2025, based on fair value, our investment portfolio was comprised of the following:
•Total investments of $342.0 million, which was equal to approximately 104% of amortized cost;
•Debt investments of $179.8 million, of which 95% and 5% were first lien loans and second lien loans, respectively;
•Equity investments of $100.6 million; and
•Structured finance securities of $61.6 million.
During the quarter ended December 31, 2025, a loan to a portfolio company with an amortized cost and fair value of $6.8 million and $4.1 million, respectively, was placed on non-accrual status. Additionally, we restructured a loan to a portfolio company with an amortized cost and fair value of $13.5 million and $5.3 million, respectively, which had been on non-accrual status, in exchange for a combination of a new loan and equity in the portfolio company. Our existing zero-basis equity investment in the portfolio company was also extinguished upon the exchange. Following the restructuring, the loan we received with an amortized cost and fair value of $3.8 million and $3.8 million, respectively, was placed on accrual status. As of December 31, 2025, our loan portfolio had non-accrual loans with an aggregate fair value of $14.4 million, or 4.2% of our total investments at fair value.
OUTSTANDING DEBT
During the quarters ended December 31, 2025 and September 30, 2025, the average dollar borrowings and weighted-average effective interest rate for our debt were as follows ($ in millions):

Quarter ended	Average Dollar Borrowings	Weighted-Average Effective Interest Rate
December 31, 2025	$239.5	7.07%
September 30, 2025	270.2	6.67
Following the extension of our Banc of California Credit Facility executed in January 2026, and the refinancing of our BNP credit facility executed in February 2026, we do not have any debt maturities until February 2028.

RESULTS OF OPERATIONS
(in thousands)	Quarter Ended
	December 31, 2025	September 30, 2025
Total investment income	$9,369	$10,551
Expenses:
Interest expense	4,267	4,542
Base management and incentive fees	1,331	2,017
Professional, administration and other expenses	1,075	1,052
Total expenses	6,673	7,611
Net investment income	2,696	2,940
Net loss on investments	(13,532)	(7,775)
Loss on extinguishment of debt	(12)	(492)
Net decrease in net assets resulting from operations	$(10,848)	$(5,327)
Investment Income
During the quarter ended December 31, 2025, total investment income decreased by $1.2 million compared to the quarter ended September 30, 2025, primarily due to a decrease in non-recurring income (cash dividends, other interest income and syndication fees), the impact of interest rate cuts, and a smaller performing interest-bearing portfolio.
Expenses
During the quarter ended December 31, 2025, total expenses decreased by $0.9 million compared to the quarter ended September 30, 2025, primarily due to decreases in the incentive fees of $0.6 million and interest expense of $0.3 million.
Net Gain (Loss) on Investments
During the quarter ended December 31, 2025, our portfolio experienced net losses of $13.5 million, primarily due to net unrealized depreciation of $8.3 million on our current non-accrual debt investments and $3.4 million on our Structured Finance Securities.
LIQUIDITY AND CAPITAL RESOURCES
As of December 31, 2025, we had $3.4 million of cash and cash equivalents.
As of December 31, 2025, we had an unused commitment of $20.5 million under our senior secured revolving credit facility with Banc of California, subject to the terms of the borrowing base and other covenants. On January 9, 2026, we amended the Banc of California Credit Facility to extend the maturity date from February 28, 2026 to February 28, 2028.
On February 18, 2026, our indirect, wholly owned subsidiary, OFSCC-FS, LLC, entered into a revolving credit and security agreement with Natixis, New York Branch, which provides for borrowings in an aggregate principal amount up to $80,000,000. Borrowings under the Natixis credit facility will bear interest at a rate based on Term SOFR for the applicable one- or three-month interest period, plus an applicable spread. Interest is payable quarterly in arrears. Any amounts borrowed under the Natixis credit facility will mature, and all accrued and unpaid interest thereunder will be due and payable, on the earlier of: (i) February 18, 2031; or (ii) upon the occurrence of certain other events that result in accelerated maturity under the Natixis credit facility.
On February 18, 2026, in connection with the closing of the Natixis credit facility, OFSCC-FS repaid in full all outstanding obligations due, and terminated all commitments, under its credit facility with BNP Paribas. All liens securing the BNP credit facility were released upon such repayment.
As of December 31, 2025, we had outstanding commitments to fund various undrawn revolvers and other credit facilities of portfolio companies totaling $13.2 million.
CONFERENCE CALL
OFS Capital will host a conference call to discuss these results on Tuesday, March 3, 2026, at 10:00 AM Eastern Time. Interested parties may participate in the call via the following:
INTERNET: Go to www.ofscapital.com at least 15 minutes prior to the start time of the call to register, download, and install any necessary audio software. A replay will be available for 90 days on OFS Capital’s website at www.ofscapital.com.
TELEPHONE: Dial 1-833-816-1364 (Domestic) or 1-412-317-5699 (International) approximately 15 minutes prior to the call. A telephone replay of the conference call will be available through March 13, 2026 and may be accessed by calling 1-855-669-9658 (Domestic) or 1-412-317-0088 (International) and utilizing conference ID #3533760.
For more detailed discussion of the financial and other information included in this press release, please refer to OFS Capital’s Form 10-K for the year ended December 31, 2025.

OFS Capital Corporation and Subsidiaries
Consolidated Statements of Assets and Liabilities
(Dollar amounts in thousands, except per share data)

	December 31,
	2025	2024
Assets
Total investments, at fair value (amortized cost of $328,400 and $363,547, respectively)	$342,015	$409,665
Cash and cash equivalents	3,359	6,068
Receivable for investments sold	—	9,247
Interest and dividend receivable	719	1,774
Prepaid expenses and other assets	613	1,369
Total assets	$346,706	428,123

Liabilities
Revolving lines of credit	55,450	68,350
Unsecured Notes (net of discounts and deferred debt issuance costs of $2,812 and $1,688, respectively)	162,188	178,312
Interest payable	2,269	3,195
Payable to investment adviser and affiliates	2,264	3,145
Payable for investments purchased	—	1,802
Other liabilities	1,347	1,094
Total liabilities	223,518	255,898

Net Assets
Preferred stock, par value of $0.01 per share, 2,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	—	—
Common stock, par value of $0.01 per share, 100,000,000 shares authorized, 13,398,078 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	134	134
Paid-in capital in excess of par	174,195	184,912
Total distributable earnings (accumulated losses)	(51,141)	(12,821)
Total net assets	123,188	172,225

Total liabilities and net assets	$346,706	$428,123

Number of common shares outstanding	13,398,078	13,398,078
Net asset value per share	$9.19	$12.85

OFS Capital Corporation and Subsidiaries
Consolidated Statements of Operations
(Dollar amounts in thousands, except per share data)

	(unaudited)
	Three Months Ended		Year Ended December 31,
	December 31, 2025	September 30, 2025	2025	2024
Investment income
Interest income	$8,863	$9,544	$38,395	$43,334
Dividend income	443	845	1,892	4,125
Fee income	63	162	404	505
Total investment income	9,369	10,551	40,691	47,964

Expenses
Interest expense	4,267	4,542	16,510	16,648
Base management fees	1,331	1,410	5,769	5,993
Income Incentive Fee	—	607	1,758	4,178
Professional fees	396	388	1,623	1,630
Administration fees	394	387	1,557	1,521
Other expenses	285	277	1,090	1,282
Total expenses	6,673	7,611	28,307	31,252
Net investment income	2,696	2,940	12,384	16,712

Net realized and unrealized gain (loss) on investments
Net realized loss, net of taxes	(734)	(4,646)	(12,158)	(17,121)
Net unrealized appreciation (depreciation), net of deferred taxes	(12,798)	(3,129)	(32,815)	28,851
Net gain (loss) on investments	(13,532)	(7,775)	(44,973)	11,730
Loss on extinguishment of debt	(12)	(492)	(504)	—
Net increase (decrease) in net assets resulting from operations	$(10,848)	$(5,327)	$(33,093)	$28,442

Net investment income per common share - basic and diluted	$0.20	$0.22	$0.92	$1.25
Net increase (decrease) in net assets resulting from operations per common share - basic and diluted	$(0.81)	$(0.40)	$(2.47)	$2.12
Distributions declared per common share	$0.17	$0.34	$1.19	$1.36
Basic and diluted weighted-average common shares outstanding	13,398,078	13,398,078	13,398,078	13,398,078

ABOUT OFS CAPITAL
OFS Capital Corporation is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company. OFS Capital’s investment objective is to provide stockholders with both current income and capital appreciation primarily through debt investments and, to a lesser extent, equity investments. OFS Capital invests primarily in privately held middle-market companies in the United States, including lower-middle-market companies, targeting investments of $3 million to $20 million in companies with annual EBITDA between $5 million and $50 million. OFS Capital offers flexible solutions through a variety of asset classes including senior secured loans, which includes first-lien, second-lien and unitranche loans, as well as subordinated loans and, to a lesser extent, warrants and other equity securities. OFS Capital’s investment activities are managed by OFS Capital Management, LLC, an investment adviser registered under the Investment Advisers Act of 1940(5), as amended, and headquartered in Chicago, Illinois, with additional offices in New York and Los Angeles.
FORWARD-LOOKING STATEMENTS
Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including statements relating to: OFS Capital’s results of operations, including net investment income, net asset value and net investment gains and losses and the factors that may affect such results; and other factors may constitute forward-looking statements for purposes of the safe harbor protection under applicable securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in OFS Capital’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by OFS Capital from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. OFS Capital is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR RELATIONS CONTACT:
Steve Altebrando
847-734-2084
investorrelations@ofscapital.com

(5) Registration does not imply a certain level of skill or training

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